Exhibit 8.1

Hansen & Partners

Address: Suite 3203, Kerry Parkside, 1155 Fangdian Road, Pudong, Shanghai

Postcode: 201204

Tel: 021-31357077

Fax: 021-31357078

April 23, 2018

To: CLPS Incorporation (Cayman)

Dear Sir/Madam:

Legal Opinion

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”) and as such are qualified to issue this legal opinion (the “Opinion”) on the PRC Laws effective as of the date hereof. For the purpose of this Opinion, the PRC excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

We have acted as the PRC legal counsel to CLPS Incorporation (Cayman) (the “Company” or “CLPS Inc.”), a company incorporated under the laws of the Cayman Islands on May 11, 2017 solely in connection with (a) the Company’s Registration Statement on Form F-1, SEC Registration No. 333- (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”) on August 11, 2017, and the final prospectus filed by the Company with the SEC pursuant to Rule 424(b) of the Securities Act (the “Prospectus”); (b) the Company’s proposed offering (the “Offering”) of 88,710,000 of the Company’s common shares in stages, par value $0.0001 per common share (the “Shares”); (c) the proposed listing and trading of the Shares on the NASDAQ Capital Market. We have been requested to give this Opinion on PRC Laws (as defined below).

I. Documents and Assumptions

In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the due diligence documents provided by the Company and the PRC Companies (as defined below) and such other documents, corporate records and certificates, Governmental Authorizations and other instruments (collectively the “Documents”) as we have considered necessary or advisable for the purpose of rendering this Opinion.

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For the purpose of this Opinion, our “knowledge” (or any similar concept) with respect to any matter means (a) the actual knowledge regarding such matter of the particular attorneys who are presently employees or partners of Hansen & Partners and who have represented the Company; and (b) we make no representation that we have undertaken any review of our files or other independent investigation with respect to any such matter and (c) no inference that we have actual knowledge concerning such matter should be drawn from the mere fact of our representation of the Company or our expression of any opinion in this Opinion.

In our examination of the Documents, we have assumed, without independent investigation and inquiry the following assumptions (the “Assumptions”):

1.	all Documents submitted to us as originals are authentic and that all documents submitted to us as copies conform to their originals and such originals are authentic;

2.	all Documents have been validly authorized, executed and delivered by all the relevant parties thereto and all natural persons have the necessary legal capacity;

3.	all the signatures, seals and chops on the Documents submitted to us are genuine;

4.	all the Documents and the factual statements provided to us by the Company and the PRC Companies, including but not limited to those set forth in the Documents, are complete, true and correct;

5.	no amendments, revisions, modifications or other changes have been made with respect to any of the Documents after they were submitted to us for the purposes of this Opinion; and

6.	each of the parties to the Documents, other than the PRC Companies, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation.

II. Definitions

Unless the context otherwise requires, the following terms in this Opinion shall have the meanings ascribed to them as follows:

“Qinheng” means Qinheng Co., Limited, a Hong Kong company wholly owned by the Company;

“Qiner” means Qiner Co., Limited, a Hong Kong company wholly owned by the Company;

“WFOE” means Shanghai Qincheng Information Technology Co., Ltd., a PRC company wholly owned by Qinheng;

“CLPS Shanghai” means ChinaLink Professional Services Co., Ltd., a PRC company owned by WFOE and Qiner;

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“Group Companies” means the Company, Qinheng, Qiner and the PRC Companies;

“PRC Companies” means the WFOE, CLPS Shanghai, and CLPS Shanghai’s subsidiaries as set out in Schedule 1 attached hereto;

“PRC Laws” means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in effect and publicly available in the PRC as of the date hereof;

“Government Agencies” means any competent national, provincial, municipal or local government authorities, or regulatory bodies of the PRC having jurisdiction over PRC Companies in the PRC;

“Governmental Authorization” means any approval, consent, permit, authorization, filing, registration, exemption, waiver, endorsement, annual inspection, qualification and license required by the applicable PRC Laws to be obtained from any Government Agency;

III. Opinions

Based on our review of the Documents, to our best knowledge after due and reasonable inquires of the Company and the PRC Companies, subject to the Assumptions and the Qualifications (as defined below), and except as publicly disclosed in the Registration Statement, we are of the opinion that:

1.	Currently and immediately after giving effect to this Offering, the ownership structure of the PRC Companies complies with all existing PRC Laws.

2.	Each of the PRC Companies is a wholly owned foreign enterprise or a limited liability company or a joint stock limited company, as applicable, duly incorporated, validly existing with legal person status and in good standing under the PRC laws. Each of the PRC Companies is in good standing in each respective jurisdiction of its organization.

The ownership structure of each PRC Companies as disclosed in the Registration Statement and the Prospectus is true and accurate and nothing has been omitted from such descriptions that would make the same misleading in any material respects.

3.	The equity interests of the PRC Companies is free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims, and are owned, wholly or partly, directly or indirectly, by the Company.

4.	The articles of association, the business license and other constituent documents of the PRC Companies is in compliance with the requirements of the PRC Laws and are in full force and effect.

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To our knowledge, except as listed on Schedule 1 of the actual form of the Opinion, the registered capital of each PRC Subsidiary has been fully paid up in accordance with the schedule of payment stipulated in the schedule of payment stipulated in its articles of association, approval documents, certificates of approval and legal person business license (collectively, the “PRC Establishment Documents”) and in compliance with applicable PRC laws, and there is no outstanding capital contribution commitment. The PRC Establishment Documents of each PRC Companies has been duly approved and filed in accordance with the laws of the PRC and are valid and enforceable. The business scope specified in the PRC Establishment Documents of the PRC Subsidiaries complies in all material respects with the requirements of all applicable PRC laws, and the operation and conduct of business by, and the term of operation of the PRC Subsidiaries in accordance with the PRC Establishment Documents is in compliance in all material respects with applicable PRC laws.

5.	Each of the PRC Companies has sufficient corporate right, power and authority for it to own, use, and license its assets and conduct its business in the manner described in its respective business license and in the Registration Statement and the Prospectus. Each of the PRC Companies has obtained all Governmental Authorizations from, and completed all filings with, the Government Agencies that are necessary for it to own, use and license its assets, conduct its business in the manner as described in its business license and in the Registration Statement and the Prospectus. Each of the PRC Companies is in compliance with the provisions of all such Governmental Authorizations in all material aspects, and none of the PRC Companies has received any notification of proceedings relating to, or has any reason to believe that any Governmental Agencies are considering, the modification, suspension or revocation of any such Governmental Authorizations. There are no circumstances which might lead to the suspension, alteration or cancellation of any of the Governmental Authorizations of the PRC Companies.

6.	None of the PRC Companies is in breach of or violation of, or default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument governed by the PRC Laws to which it is a party or by which it or any of its properties may be bound.

7.	Each of the PRC Companies has full, valid and clean title to all of its property, assets and intellectual property used in connection with its business, free and clear of all security interest, liens, charges, encumbrances, claims, options, restrictions and other third party rights.

8.	None of the PRC Companies is delinquent in the payment of any taxes due and there is no tax deficiency which might be assessed against it, and there is no material breach or violation by the PRC Companies of any applicable PRC tax law or regulation. The statements set forth under the caption “Tax Matters Applicable to U.S. Holders of Our Shares” in the Registration Statement and the Prospectus insofar as they constitute statement of PRC tax law, are accurate in all material respects and that such statements constitute our opinion. We do not express any opinion in this paragraph concerning any law other than PRC tax law.

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9.	The labor contracts or employment agreements entered by the PRC Companies with their respective employees are in compliance with PRC Laws.

10.	There are no legal, arbitration or governmental proceedings in progress or pending in the PRC to which any of the Group Companies is a party or of which any property of any Group Company is the subject.

11.	On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which became effective on September 8, 2006 and was amended on June 22, 2009 (the “New M&A Rule”). The New M&A Rule purports, among other things, to require an offshore special purpose vehicle (the “SPV”) formed for listing purposes and controlled directly or indirectly by PRC companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

Based on our understanding of the PRC Laws, for reasons that a) under the corporate structure of the Group Companies, the Company don’t merge and acquire any equity interests of a Chinese domestic company thus making the domestic company converted to a Foreign Invested Enterprise, and b) the shareholding structure of the Company is exactly the same as that of the original one of the ChinaLink Professional Services Co., Ltd, we believe that the corporate structure of the Group Companies shall not be deemed as “a foreign investor’s merger and acquisition of a domestic enterprise” as specified in the Article 2 of the New M&A Rule, so the Company is not required to obtain approval from the CSRC for listing and trading of its shares. However, there are uncertainties regarding the interpretation and application of the PRC Laws, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

12.	We have advised the Company that the recognition and enforcement of foreign judgments are regulated by the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. We have further advised that under PRC law, PRC courts will not enforce a foreign judgment against the Company or its officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or social public interest.

The statements as to PRC Law set forth in the Registration Statement and the Prospectus under the caption “Enforceability of Civil Liabilities” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

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13.	The statements set forth in the Registration Statement and the Prospectus relating to PRC Laws or that are descriptions of agreements or instruments governed by PRC Laws under the captions “Prospectus Summary”, “Risk Factors”, “Dividend Policy”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business”, “Directors and Executive Officers”, “Related Party Transactions”, “Tax Matters Applicable to U.S. Holders of Our Shares”, “Enforceability of Civil Liabilities” and “Legal Matters” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion), are true and accurate in all material respects, and fairly present and summarize the information and matters referred to therein, nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material respect.

IV. Qualifications

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

1.	This Opinion relates only to the PRC Laws and we express no opinion as to any other laws or regulations than the PRC Laws. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefore, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

2.	This Opinion is intended to be used in the context that is specifically referred to herein and each section shall be considered as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

3.	This Opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations of bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (b) any circumstance in connection with the formulation, execution or performance of any legal document that will be deemed materially mistaken, clearly unconscionable or fraudulent; (c) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and any entitlement to attorneys’ fees and other costs; and (d) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered to you for the purpose hereof only, and saves as provided for herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Hansen & Partners

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SCHEDULE 1

List of the PRC Companies

	English Name	Chinese Name

1.	Shanghai Qincheng Information Technology Co., Ltd.	上海钦诚信息科技有限公司

2.	ChinaLink Professional Services Co., Ltd.	上海华钦信息科技股份有限公司

3.	Tianjin Huanyu Qinshang Network Technology Co., Ltd.	天津寰宇钦尚网络科技有限公司

4.	CLPS Guangzhou Co., Ltd.	广州华钦软件技术有限公司

5.	CLPS Shenzhen Co., Ltd.	深圳华钦软件技术有限公司

6.	CLPS Beijing Hengtong Co., Ltd.	北京华钦恒通软件技术有限公司

7.	CLPS Ruicheng Co., Ltd.	上海华钦瑞成信息技术有限公司

8.	CLPS Dalian Co., Ltd.	大连华钦软件技术有限公司

9.	Judge (Shanghai) Co., Ltd.	加绩（上海）科技服务有限公司

10.	Judge (Shanghai) Human Resource Co., Ltd.	加绩（上海）人力资源有限公司

11.	Shanghai Qisheng Co., Ltd	上海期盛信息技术有限公司

12.	Guangzhou Rongzhuan Technology Co., Ltd	广州融专科技有限公司

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